Exhibit 10.36

ALION SCIENCE AND TECHNOLOGY CORPORATION

STOCKHOLDERS’ AGREEMENT

Dated as of [•], 2014

i

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of the [•] day of [•], 2014, by and among ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), the ESOP Trust (as defined in Section 1.1), and each Person (as defined in Section 1.1) that hereafter becomes a Holder (as defined in Section 1.1) and desires to be or is required by this Agreement or another agreement to become a party hereto.

W I T N E S S E T H :

WHEREAS, on May 2, 2014, the Company, ASOF II Investments, LLC and Phoenix Investment Adviser LLC entered into that certain amended and restated refinancing support agreement, as further amended (the “Refinancing Agreement”), which sets forth the terms and conditions of certain transactions related to the Company;

WHEREAS, as of the date hereof, the ESOP Trust owns that number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) set forth on Schedule I hereto, which constitutes all of the outstanding shares of Common Stock;

WHEREAS, the Company and the ESOP Trust desire to enter into this Agreement to govern certain rights of each, and to provide certain other rights and obligations among them and certain future holders of Common Stock, including Persons (as defined in Section 1.1) acquiring shares of Common Stock upon the exercise of Warrants (as defined in Section 1.1).

NOW THEREFORE, in consideration of the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1.               Certain Definitions.  The following terms shall have the definitions set forth below:

(a)                     “Accredited Investor” has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act or any successor provision thereof.

(b)                     “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Notwithstanding the foregoing, the Supporting Noteholders and their Affiliates shall not be deemed to be Affiliates of the Company.

(c)                      “Agreement” has the meaning set forth in the preamble of this Agreement.

(d)                     “Applicable Law” means any federal state, local or foreign law, statute, code, ordinance, rule or regulation (including rules and regulations of self-regulatory organizations).

(e)                      “Beneficial Owner” when used with respect to any security means a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act, as in effect on and as interpreted by the SEC through the date of this Agreement, and the terms (whether or not capitalized) “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have correlative meanings; provided, however, that any Person who at any time Beneficially Owns any Convertible Securities (including the Warrants) shall also be deemed to Beneficially Own the Shares or other securities underlying such Convertible Securities whether or not such Convertible Securities then are, or within 60 days will be, exercisable, exchangeable or convertible.

(f)                       “Board” means the board of directors of the Company.

(g)                      “Business Day” means any day other than a Saturday or Sunday or a day on which banks are permitted to be closed for business in the State of New York.

(h)                     “Common Equivalent Shares” means the Shares and any other class or series of capital stock of the Company, whether or not denominated as Shares, including any series of preferred stock.

(i)                         “Common Stock” has the meaning set forth in the recitals to this Agreement.

(j)                        “Company” has the meaning set forth in the preamble of this Agreement, or any other Person who becomes the issuer of Shares.

(k)                     “Company New Securities Notice” has the meaning set forth in Section 3.2(b).

(l)                         “Company ROFO Period” has the meaning set forth in Section 2.2(c).

(m)                 “Confidential Information” shall mean all business records, customer lists, cost data, personnel data relating to the Company’s, or any of its Subsidiaries’ or Affiliates’ employees, financial information with respect to the Company’s business or any of its Subsidiaries’ or Affiliates’ business, or any documents or information prepared by or for the Company or any of its Subsidiaries or Affiliates for use in their business with the expectation that the contents will not be disclosed to third parties and as to which reasonable efforts are made to restrict circulation, including information of or relating to trade secrets, information related to or connected with patent, copyright or trademark applications, or other intellectual property rights proprietary to the Company or any of its Subsidiaries or Affiliates.  “Confidential Information” shall not include any information that (i) has become generally known to the public other than as a result of a disclosure of the Confidential Information by the recipient; (ii) has been disclosed to the recipient by a third party (other than a Subsidiary,

Affiliate, officer, employee, agent or representative of the Company) having possession thereof and the right to make such disclosure; or (iii) was in the recipient’s possession prior to the time of disclosure to the recipient by the Company, which possession such recipient shall have the burden of proof to demonstrate.

(n)                     “Convertible Securities” means any securities, warrants, options or rights to acquire Common Equivalent Shares that, directly or indirectly, are convertible into, exercisable or exchangeable for, or otherwise represent the right to acquire receive or subscribe for, Common Equivalent Shares, with or without payment of additional consideration in cash or property, whether immediately or upon the occurrence of a specified date or a specified event, the satisfaction of or failure to satisfy any condition or the happening or failure to happen of any other contingency.

(o)                     “Designation Certificate” means the Certificate of Designation, Powers, Preferences and Rights of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on [•], 2014 setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock.

(p)                     “ESOP” means the employee benefit plan entitled “The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan” adopted and maintained by the Company and as in effect as of the date hereof and as may be amended as required by a change in applicable law after the date hereof, and, subject to the terms of the Designation Certificate, any successor plan or other plan that is intended to constitute an employee stock ownership plan within the meaning of Section 4975(e) of the United States Tax Code.

(q)                     “ESOP Plan Documents” means collectively, the governing agreements and other documents and instruments of the ESOP, in each case as in effect as of the date hereof and as may be amended in a manner permitted by Section 4.10 hereof.

(r)                        “ESOP Trust” means the trust entitled “Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust” and adopted and maintained by the Company pursuant to applicable ESOP Plan Documents, as in effect as of the date hereof and as may be amended in a manner permitted by Section 4.10 hereof, and, subject to the terms of the Designation Certificate, any successor trust or other trust established in connection with the ESOP.

(s)                       “ESOP Trustee” means State Street Bank and Trust Company, the entity appointed as trustee pursuant to the terms of the ESOP for the ESOP Trust.

(t)                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

(u)                     “First Offer” has the meaning set forth in Section 2.2(a).

(v)                     “GAAP” means the generally accepted accounting principles in the United States in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

(w)                   “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank and whether public or private).

(x)                     “Holders” means the ESOP Trust and any other Person who becomes a signatory to this Agreement by executing the Joinder Agreement.  The term “Holder” means any one of the Holders and, in the case of a Holder who is a natural person, also includes such Holder’s legal representatives, executors or administrators when the context so requires.

(y)                     “Identified Person” has the meaning set forth in Section 3.4(a).

(z)                      “Initiating ROFO Seller” has the meaning set forth in Section 2.2(a).

(aa)              “Internal Revenue Service” means the United States Internal Revenue Service or its successor.

(bb)              “Joinder Agreement” means an agreement in the form attached hereto as Exhibit A.

(cc)                “New Securities” has the meaning set forth in Section 3.2(a).

(dd)              “New Securities Acceptance Period” has the meaning set forth in Section 3.2(b).

(ee)                “New Securities Sale Period” has the meaning set forth in Section 3.2(c).

(ff)                  “Participant” has the meaning ascribed to such term in the ESOP.

(gg)                “Participant Elective Deferral” means an “Elective Deferral” as such term is defined in the ESOP.

(hh)              “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other similar entity, or a governmental agency or political subdivision thereof.

(ii)                      “Qualified Public Offering” means a bona fide public offering of Shares that yields gross proceeds of $30,000,000.

(jj)                    “Reallocation Process” has the meaning set forth in Section 2.2(b).

(kk)              “Reallotment Notice” has the meaning set forth in Section 2.2(b).

(ll)                      “Reallotment Period” has the meaning set forth in Section 2.2(b).

(mm)      “Refinancing Agreement” has the meaning set forth in the recitals to this Agreement.

(nn)              “Registrable Shares” means any Shares Beneficially Owned by a Holder; provided, that such Shares shall cease to be Registrable Shares when (i) such Shares have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such Shares have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor rule thereto) or (iii) such Shares cease to be outstanding.

(oo)              “Registration Statement” means any registration statement under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments or supplements thereto, all exhibits thereto and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.  The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

(pp)              “Rejected Reallotment Shares” has the meaning set forth in Section 2.2(c).

(qq)              “Rejected ROFO Shares” has the meaning set forth in Section 2.2(b).

(rr)                    “Relevant Corporate Opportunity” has the meaning set forth in Section 3.4(a).

(ss)                  “Remaining ROFO Shares” has the meaning set forth in Section 2.2(d).

(tt)                    “Requisite Holders” means a majority of the holders of outstanding Shares (including the holders of the Warrants on an “as-converted” basis); provided, however, that the Shares held by the ESOP Trust shall not be counted for this purpose.

(uu)              “ROFO Initiation Notice” has the meaning set forth in Section 2.2(a).

(vv)              “ROFO Notice” has the meaning set forth in Section 2.2(b).

(ww)          “ROFO Period” has the meaning set forth in Section 2.2(b).

(xx)              “ROFO Purchaser” means, with respect to any ROFO Sale, any Person that is not an Affiliate of any Initiating ROFO Seller in such ROFO Sale.

(yy)              “ROFO Sale” has the meaning set forth in Section 2.2(a).

(zz)                “ROFO Sale Period” has the meaning set forth in Section 2.2(d).

(aaa)       “ROFO Shares” has the meaning set forth in Section 2.2(a).

(bbb)       “SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

(ccc)          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

(ddd)       “Series A Preferred Stock” means the shares of Series A Preferred Stock of the Company to be issued to the Supporting Noteholders pursuant to the Designation Certificate.

(eee)          “Shares” means shares of Common Stock, any other shares of capital stock or other securities of the Company into which the Shares shall be reclassified or changed (including by reason of a merger, consolidation, reorganization or recapitalization), and if the Company pays a dividend or makes a distribution on the Shares in shares of capital stock or subdivides (or combines) its outstanding Shares into a greater (or smaller) number of Shares, such other securities to which a holder of a Share outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled to receive.

(fff)             “Significant Person” means any Person that, together with its Affiliates, Beneficially Owns in the aggregate more than five (5%) of the outstanding Shares on a fully diluted basis; provided, that for the purposes of Section 2.2, Significant Person must be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or any successor provision thereof.

(ggg)          “Spousal Acknowledgement” means an acknowledgement in the form attached hereto as Exhibit B.

(hhh)       “Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, Beneficially Owns more than 50% of either the equity interests in, or the voting control of, such Person.

(iii)                   “Supporting Noteholders” means ASOF II Investments, LLC, a Delaware limited liability company and Phoenix Investment Adviser, LLC, a Delaware limited liability company, on behalf of certain private funds and accounts managed by it.

(jjj)                “Transaction Documents” has the meaning set forth in the Refinancing Agreement.

(kkk)       “Transfer” means any transfer by way of sale, assignment, conveyance or other disposition (including by merger, operation of law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily) and the term “Transferred” shall have a correlative meaning; provided, however, that a transaction that is a pledge, hypothecation, encumbrance or grant of a security interest shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.

(lll)                   “Warrant Agent” means Wilmington Trust, National Association, or any successor Warrant Agent appointed in accordance with the terms of the Warrant Agreement.

(mmm)                                           “Warrant Agreement” means that certain Warrant Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent.

(nnn)       “Warrant Holder” means any holder of a Warrant.

(ooo)       “Warrants” means the warrants issued pursuant to the Warrant Agreement.

SECTION 1.2.               Rules of Construction.  Unless the context otherwise requires:

(a)                                 a capitalized term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  references in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)                                 references to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(e)                                  this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(f)                                   all monetary figures shall be in United States dollars unless otherwise specified;

(g)                                  references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(h)                                 the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(i)                                     any time period specified in Articles II or III shall be deemed to expire at 5:00 p.m., New York time, on the specified expiration date; provided, that any time period not specified with Business Days shall mean calendar days; and

(j)                                    all cash payments shall be made in the currency of the United States.

ARTICLE II

TRANSFERS OF SHARES

SECTION 2.1.               Restrictions on Transfers.

(a)                     Absent the written consent of the Board, no Holder shall Transfer any Shares to any Person nor shall the Company issue, sell or otherwise Transfer any Shares to any Person:

(i)                                     if such Transfer, issuance or sale would, if effected, (A) violate any applicable securities or other laws, (B) unless the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, result in the Company having Holders of record exceeding in number either (x) 2,000 or (y) 500 or more Persons who are not Accredited Investors or (C) limit, impair or eliminate the Company’s net operating losses;

(ii)                                  if the transferee  or the Person being issued or sold the Shares is determined by the Board, in its good faith judgment, to be a competitor, customer or supplier of the Company or any Subsidiary and such Transfer would be adverse to the Company and its Subsidiaries taken as a whole;

(iii)                               unless, except as otherwise set forth in Section 2.1(b), the transferee or the Person to whom Shares are being issued or sold the Shares (A) is a Holder or (B) becomes a Holder by (x) executing and delivering to the Company a Joinder Agreement in the form attached hereto as Exhibit A and (y) if such Person is a resident of a jurisdiction with a community or marital property system, cause his or her spouse to execute a Spousal Acknowledgement in the form attached hereto as Exhibit B; and

(iv)                              if such Transfer, issuance or sale would have adverse regulatory consequences on the Company or any Subsidiary, including (A) subjecting the Company or any Subsidiary to review or investigation conducted by the Committee on Foreign Investment in the United States; (B) requiring that the Company or any Subsidiary be deemed to be operating under foreign ownership, control or influence within the meaning of the National Industrial Security Program Operating Manual; (C) creating an actual or potential organizational conflict of interest that cannot be mitigated; or (D) subjecting the Company or any Subsidiary to suspension or debarment from receiving contracts with the United States.

(b)                     The requirements of Section 2.1(a) shall not apply to (i) a Transfer by the ESOP Trust of all of the outstanding Shares Beneficially Owned by the ESOP Trust to a Person that is not an Affiliate of the Company, the ESOP, the ESOP Trust or the ESOP Trustee or (ii) a Transfer by the ESOP Trust of any Shares to a Participant; provided, however, that in the event of a Transfer by the ESOP Trust of any Shares to a Participant, the Company shall request in writing the Participant to execute and deliver to the Company a Joinder Agreement.

Any Transfer or purported Transfer of Shares that is not in compliance with the provisions of this Article II shall be void and shall not be recognized by the Company.

SECTION 2.2.               Right of First Offer.

(a)                     If any Holder or group of Holders acting in concert (each or collectively, as the case may be, the “Initiating ROFO Seller”) proposes to Transfer to any ROFO Purchaser any Shares, in a single transaction or a series of related transactions (a “ROFO Sale”), then the Initiating ROFO Seller shall first furnish a written notice (the “ROFO Initiation Notice”) to the Company and the Warrant Agent.  The ROFO Initiation Notice shall state the number and type of Shares the Initiating ROFO Seller intends to Transfer (the “ROFO Shares”), the proposed minimum cash purchase price therefor and a summary of the other terms of the proposed ROFO Sale.  The Company shall promptly, but in no event later than five (5) Business Days, following receipt of the ROFO Initiation Notice provide such ROFO Initiation Notice to each Significant Person who is a Holder.

(b)                     Each Significant Person shall have the right, for a period of twenty-two (22) Business Days after receipt by the Warrant Agent of the ROFO Initiation Notice (the “ROFO Period”), to agree to purchase up to its pro rata share of the ROFO Shares at the proposed minimum purchase price and on the other terms set forth in the ROFO Initiation Notice (the “First Offer”).  Such right shall be exercised by delivering a written notice (the “ROFO Notice”) to the Company and the Initiating ROFO Seller within the ROFO Period specifying the number of ROFO Shares that such Significant Person agrees to purchase.  If any Significant Person does not accept all or any part of its pro rata share of the ROFO Shares (the “Rejected ROFO Shares”), then, upon the expiration of the ROFO Period (or such earlier time period that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares), all of the Significant Persons that accepted the First Offer in full shall have the right, for a period of five (5) Business Days following the date on which the Company provides notice (the “ROFO Period Expiration Notice”) to such Significant Persons that the ROFO Period has expired (or that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares) (the “Reallotment Period”), to agree to purchase any or all of the Rejected ROFO Shares at the minimum purchase price and on the other terms stated in the ROFO Initiation Notice.  Such right shall be exercised by delivering a written notice to the Company and the Initiating ROFO Seller within the Reallotment Period specifying the number of Rejected ROFO Shares that such Significant Person agrees to purchase (the “Reallotment Notice”).  The Company shall promptly, but in no event later than two (2) Business Days, following expiration of the ROFO Period (or such earlier time that all Significant Persons have delivered a ROFO Notice and there are Rejected ROFO Shares) provide the ROFO Period Expiration Notice to all Significant Persons who have accepted the First Offer.  If the number of Rejected ROFO Shares accepted exceeds the number of Rejected ROFO Shares, then the Rejected ROFO Shares to be purchased shall be allocated pro rata among the Significant Persons who have delivered a Reallotment Notice, with no Significant Person being required to purchase more Shares than it has agreed to purchase (the “Reallocation Process”).

(c)                      If either no Significant Person accepts the First Offer or not all of the ROFO Shares are accepted pursuant to the First Offer and the Significant Persons do not accept all of the Rejected ROFO Shares (the “Rejected Reallotment Shares”), then, upon the expiration of (i) the ROFO Period, if no Significant Person accepts the First Offer or (ii) the Reallotment Period (or such earlier time that all Significant Persons have delivered a Reallotment Notice and there are Rejected Reallotment Shares) if not all of the ROFO Shares

are accepted pursuant to the First Offer, the Company shall have the right, for a period of seven (7) Business Days (the “Company ROFO Period”), to agree to purchase the ROFO Shares or the Rejected Reallotment Shares, as the case may be, at the proposed minimum purchase price and on the other terms stated in the ROFO Initiation Notice.  Such right shall be exercised by delivering a written notice to the Initiating ROFO Seller, the Warrant Agent and each Significant Person who is a Holder within the Company ROFO Period specifying the number of ROFO Shares or Rejected Reallotment Shares, as the case may be, that the Company agrees to purchase.

(d)                     If effective acceptances are not received pursuant to Section 2.2(b) or 2.2(c) with respect to all of the ROFO Shares, then the Initiating ROFO Seller may Transfer to a ROFO Purchaser all of the ROFO Shares not so accepted (the “Remaining ROFO Shares”), at a price not less than the proposed minimum purchase price, and on terms not more favorable to the ROFO Purchaser than the other terms stated in the ROFO Initiation Notice; provided, that (i) such Transfer takes place within sixty (60) Business Days after the expiration of the Company ROFO Period (the “ROFO Sale Period”) and (ii) if the consideration to be paid in exchange for the Remaining ROFO Shares by a ROFO Purchaser pursuant to this Section 2.2(d) consists of or includes any consideration other than cash, the Initiating ROFO Seller must provide to the Company and the Warrant Agent an appraisal of the non-cash consideration (as determined by a nationally recognized investment bank selected by the Board), providing that the non-cash consideration has a value that, when added with the cash consideration to be paid for the Remaining ROFO Shares, is at least equal to the minimum purchase price set forth in the ROFO Initiation Notice.  The Company shall promptly, but in no event later than five (5) Business Days following receipt of such appraisal, deliver such appraisal to all Holders who are Significant Persons.  If all or any part of the Remaining ROFO Shares are not Transferred by the Initiating ROFO Seller during the ROFO Sale Period, the right of the Initiating ROFO Seller to Transfer any such Remaining ROFO Shares shall expire and the obligations of this Section 2.2 with respect to such Remaining ROFO Shares shall be reinstated.

(e)                      The acceptance by any Significant Person or the Company of any offer to purchase ROFO Shares contemplated by this Section 2.2 shall be irrevocable, and the Significant Person or the Company delivering written notice of its acceptance thereof shall be bound by, and obligated to purchase the number of ROFO Shares specified in, such written notice at the minimum purchase price and the other terms set forth in the ROFO Initiation Notice.  For the avoidance of doubt, the failure of a Significant Person or the Company to timely accept any offer contemplated by this Section 2.2 shall be deemed a rejection of such offer.

(f)                       The consummation of the sales contemplated by clause (b) and (c) of this Section 2.2 shall take place at 10:00 a.m. local time at the offices of the Company on the thirtieth (30th) Business Day after the expiration of the ROFO Period (if all of the ROFO Shares are accepted pursuant to the First Offer), the Reallotment Period (if all of the Rejected ROFO Shares are accepted during the Reallotment Period) or the Company ROFO Period (if not all of the ROFO Shares are accepted pursuant to the First Offer and not all of the Rejected ROFO Shares are accepted during the Reallotment Period), or such other date as mutually agreed to by the parties to the sales contemplated by clause (b) and (c) of this Section 2.2, at which time each participating Significant Person or the Company, as applicable, shall deliver the appropriate consideration to the Initiating ROFO Seller (by check or wire transfer in accordance with instructions included in the ROFO Initiation Notice), and the Initiating ROFO Seller shall deliver to each participating Significant Person or the Company, as applicable, the certificates (if certificated) representing the ROFO Shares being sold, in each case, duly endorsed, or with stock (or equivalent) powers duly endorsed, free and clear of any liens, claims and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally), with any stock (or equivalent) transfer tax stamps affixed, or other appropriate transfer instruments and documents of Transfer as the Significant Person or the Company, as applicable, shall reasonably request.

(g)                      For purposes of this Section 2.2, the “pro rata share” of a Significant Person shall mean the product of: (i) the number of ROFO Shares or the Rejected ROFO Shares, as the case may be, multiplied by (ii) a fraction, the numerator of which is equal to the number of Shares Beneficially Owned by such Significant Person and the denominator of which is equal to the aggregate number of Shares Beneficially Owned by all Significant Persons permitted to participate in the First Offer or the Reallocation Process.

SECTION 2.3.               Reserved.

SECTION 2.4.               Reserved.

SECTION 2.5.               Further Assurances. Each initiating ROFO Seller shall take, or cause to be taken, all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each sale contemplated by clause (b) and (c) of Section 2.2 and any related transactions, including (i) executing, acknowledging and delivering any required consents, assignments, waivers and other documents and instruments; (ii) filing any required applications, reports, returns, filings and other documents and instruments with applicable Governmental Authorities; and (iii) reasonably cooperating with each Significant Person and the Company in such sale.

SECTION 2.6.               Sale Process.  The Initiating ROFO Seller(s) in any ROFO Sale shall, in its sole discretion, decide the terms and conditions of such ROFO Sale and whether or not to pursue, consummate, postpone or abandon such ROFO Sale.  No Initiating ROFO Seller or its Affiliates shall have any liability to any other Holder arising from, relating to, or in connection with the terms and conditions of any ROFO Sale or the pursuit, consummation, postponement, or abandonment of such ROFO Sale, except to the extent that such Initiating ROFO Seller shall have failed to comply with the provisions of this Article II.

SECTION 2.7.               Reserved.

SECTION 2.8.               Legend on Certificates.  Each outstanding certificate representing Shares that are subject to this Agreement, if any, shall bear a legend, among others, reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, ENCUMBRANCE AND TRANSFER, AS SET FORTH IN THE

STOCKHOLDERS’ AGREEMENT, DATED [                ], 2014 (AS IT MAY BE AMENDED OR RESTATED FROM TIME TO TIME, THE “STOCKHOLDERS’ AGREEMENT”).  NO REGISTRATION OR TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF ALION SCIENCE AND TECHNOLOGY CORPORATION (THE “CORPORATION”) UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH IN THE REASONABLE JUDGEMENT OF THE CORPORATION.  THE CORPORATION WILL FURNISH, UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE, A COPY OF THE STOCKHOLDERS’ AGREEMENT CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.

ARTICLE III

ADDITIONAL AGREEMENTS

SECTION 3.1.               Reserved.

SECTION 3.2.               Preemptive Rights.  In the event that the Company proposes to sell or otherwise issue New Securities that vote with the Common Stock for the election of directors generally, each Holder shall have the right to acquire up to that number or amount of such New Securities, at the price and upon substantially the same terms and conditions as such New Securities are to be sold or otherwise issued by the Company, as shall enable such Holder to maintain the percentage of voting power for the election of directors generally with the Common Stock of such Holder immediately prior to such sale or other issuance of New Securities (assuming the conversion into, exercise or exchange of all Convertible Securities in accordance with their terms).  In the event that the Company proposes to sell or otherwise issue New Securities that do not vote with the Common Stock for the election of directors generally, each Holder shall have the right to acquire up to that number or amount of such New Securities, at the price and upon substantially the same terms and conditions as such New Securities to be sold or otherwise issued by the Company, equal to the product of (i) the number or amount of such New Securities being sold or otherwise issued times (ii) the percentage of voting power for the election of directors generally with the Common Stock of such Holder immediately prior to such sale or other issuance of such New Securities (assuming the conversion, exercise or exchange of all Convertible Securities in accordance with their terms).

(a)                     For purposes of this Section 3.2, “New Securities” means any Common Equivalent Shares, including any such securities issued by the Company in connection with the ESOP.

(b)                     In the event that the Company proposes to undertake an issuance or sale of New Securities, the Company shall give each Holder and the Warrant Agent written notice (the “Company New Securities Notice”) of its intention, stating (i) the type of New Securities, (ii)

the purchase price, number and general terms upon which the Company proposes to issue or sell such New Securities and (iii) the estimated or actual closing date, as applicable, of the sale or issuance of New Securities.  The Company New Securities Notice shall be given to each Holder and the Warrant Agent (x) in the case of sales or issuances of New Securities other than in connection with Participant Elective Deferrals, at least twenty (20) Business Days prior to the first closing of the proposed sale or issuance or (y) in the case of issuances of New Securities in connection with Participant Elective Deferrals, within ten (10) Business Days following the first issuance of such New Securities.  Each Holder shall have the right, for a period of thirty (30) Business Days after receipt of the Company New Securities Notice (the “New Securities Acceptance Period”), to agree to purchase up to its pro rata share of such New Securities at the purchase price and on the terms stated in the Company New Securities Notice.  Such acceptance shall be made by delivering a written notice to the Company, the ESOP Trust and the Warrant Agent within the New Securities Acceptance Period specifying the number of New Securities that such Holder shall purchase.  For purposes of this Section 3.2, the “pro rata share” of a Holder shall mean the number or amount of New Securities which shall enable such Holder to maintain, assuming the conversion of all Convertible Securities in accordance with their terms, the percentage equity interest of such Holder in the Company immediately prior to such sale or other issuance of New Securities.  If at the time there are any Holders other than the ESOP, the Company shall include in any filings with the SEC on Form 8-K regarding an issuance or sale of New Securities in connection with Participant Elective Deferrals a disclosure that such sale or issuance is subject to the provisions of this SECTION 3.2 and that Holders have the rights set forth herein.

(c)                      In the event the Company delivers the Company New Securities Notice in accordance with Section 3.2(b), the Company shall have a period of sixty (60) Business Days (the “New Securities Sale Period”) from the date of the first closing or issuance specified in the Company New Securities Notice to sell to third parties all such New Securities not purchased by Holders pursuant to this Section 3.2 at a price and upon general terms no more favorable to the purchasers thereof than the price and terms specified in the Company New Securities Notice, and such purchasers shall agree in writing to be bound by the terms and conditions of this Agreement as provided in Section 2.1(a)(iii).  In the event the Company has not sold all such New Securities within the New Securities Sale Period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in accordance with this Section 3.2.

(d)                     If the purchase price in connection with any issuance or sale of New Securities contemplated by this Section 3.2 includes consideration other than cash, then the Holders exercising their preemptive rights pursuant to this Section 3.2 shall pay to the Company, in lieu of paying such non-cash consideration, an amount in cash equal to the fair market value of such non-cash consideration as of the date such non-cash consideration would have been delivered in exchange for such New Securities, as determined by a nationally recognized investment bank selected by the Company and acceptable to the Requisite Holders.

(e)                      The closing of any issuance or sale of New Securities pursuant to this Section 3.2 shall take place at such time and place as specified in the Company New Securities Notice.  At the closing of such issuance or sale, the Company shall issue and deliver to each Holder, if such securities are certificated, stock certificates (or, if applicable, executed agreements) representing that number of fully paid and nonassessable New Securities that each Holder has purchased pursuant to this Section 3.2 free and clear of any liens or encumbrances, and, if such securities are uncertificated (and are permitted to be uncertificated under Applicable Law), deliver such uncertificated securities free and clear of any liens or encumbrances, and each such Holder shall pay to the Company by wire transfer of immediately available funds the aggregate consideration for such New Securities.  Notwithstanding the foregoing or anything in this Section 3.2 to the contrary, to the extent the New Securities are not being sold pursuant to a Registration Statement, the Company shall not be required to sell any New Securities to a Holder unless an exemption from the registration requirements of the Securities Act is available without additional expense to the Company.

SECTION 3.3.               Confidentiality.  Each Holder hereby agrees that it will keep strictly confidential and will not disclose, divulge or use for any purpose, other than to hold, vote, dispose and monitor its existing investment in the Company, any Confidential Information; provided, that the Persons to whom such disclosure is made shall treat it as they do their own Confidential Information and in no event may a Holder make any such disclosure to any competitor, customer or supplier of the Company; and provided, further, that a Holder may disclose (on a confidential basis) Confidential Information (a) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its holding, voting, disposition and monitoring of its existing investment in the Company (and to whom the confidential nature of the information is disclosed), (b) to any Affiliate, or to any director, officer, employee, partner, member or regulator of such Holder or Affiliate in the ordinary course of business, to the extent necessary to hold, vote, dispose and monitor its existing investment in the Company (and to whom the confidential nature of the information is disclosed), (c) to a potential transferee, to the extent necessary to consummate a Transfer that is consistent with this Agreement of all or a portion of its investment to such transferee and with whom the Holder has entered into a confidentiality agreement (with the Company as a third party beneficiary) with confidentiality provisions substantially similar to this Section 3.3, (d) to current Holders who are bound by this Section 3.3, or (e) as may otherwise be required by Applicable Law or judicial or administrative process, if such Holder, to the extent permitted by Applicable Law and practicable under the circumstances, notifies the Company sufficiently in advance to permit the Company to seek an appropriate protective order or take other protective measures, agrees to disclose only that portion of the Confidential Information which it reasonably believes it is required to disclose to comply with such Applicable Law or judicial or administrative process, agrees to take, at the Company’s expense, all reasonable steps requested by the Company to minimize the extent of any such required disclosure and, to the extent practicable, await the final outcome of any motion for a protective order that the Company may file before disclosing any Confidential Information.  The acts and omissions of any Person to whom such Holder may disclose Confidential Information pursuant to (i) clauses “(a)” and “(b)” of the preceding sentence which, if performed or omitted by such Holder would have breached such Holder’s obligations under this Section 3.3, shall be attributable to such Holder as a breach of this Section 3.3 for purposes of determining such Holder’s compliance with this Section 3.3, unless such Person and the Company have entered into a confidentiality agreement between them that is consistent with the terms of this Section 3.3 in which case the acts and omissions of such Person shall not be attributable to such Holder, and (ii) clauses “(c)”, “(d)” and “(e)” of the preceding sentence shall not be attributable to such Holder for purposes of such Holder’s compliance with this Section 3.3; provided, that that the Company acknowledges that Holders may, without disclosing any Confidential Information, advise accounts and funds with respect to investments in entities engaged in businesses similar to those conducted by the Company and that the Confidential Information may influence such Holders’ views on investments in entities engaged in businesses similar to those conducted by the Company or in entities in other businesses or industries.  The Company makes no warranty, either express or implied, concerning the Confidential Information.  All copies or reproductions of Confidential Information shall remain the sole property of the Company and shall be subject to the restrictions on use, disclosure and transfer described above.  If any Holder who is a recipient of Confidential Information ceases to be a holder of the Common Stock, upon request by the Company such recipient shall pursuant to Company instructions as soon as practicable either:

(a)                     return all originals, copies and reproductions of the Confidential Information to the Company; or

(b)                     destroy all such originals, copies and reproductions, and shall not retain any copies or reproductions thereof in its possession.  Upon request by the Company, the recipient shall provide to the Company written confirmation that it has not retained any originals, copies or reproductions of Confidential Information.  The obligations under the previous two sentences not to retain any originals, copies or reproductions of Confidential Information shall be subject to the following: (i) such Holder may retain originals, copies and reproductions in accordance with the policies and procedures implemented by such Holder to retain such Confidential Information in order to comply with Applicable Law, (ii) such Holder shall not be obligated to return, destroy or expunge Confidential Information maintained in the ordinary course of such Holder’s business in accordance with its records retention policies, legal and regulatory compliance, due diligence, security and/or disaster recovery procedures, and (iii) such Holder shall only be required to expunge such Confidential Information from any computer, electronic storage mechanism, word processor or other device containing such information to the extent commercially practicable.

SECTION 3.4.               Other Business Opportunities.

(a)                     No Holders nor any of their respective Affiliates, other than the ESOP Trust or any officer or employee of the Company or any of its Subsidiaries (collectively, the “Identified Persons” and, individually, an “Identified Person”), shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Company or any Subsidiary is engaged or proposes to engage or (ii) otherwise competing with the Company or any Subsidiary, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its equity holders or to any Subsidiary of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.  To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any potential matter, transaction or interest that is presented to, or acquired, developed or created by an Identified Person which may be a corporate opportunity for an Identified Person and the Company or any Subsidiary (a “Relevant Corporate Opportunity”), except as provided in Section 3.4(b).  Subject to Section 3.4(b), in the event that any Identified Person acquires knowledge of a Relevant Corporate Opportunity, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such Relevant Corporate Opportunity to the Company or any Subsidiary and, to the fullest extent permitted by law, shall not be liable to the Company or its equity holders or to any Subsidiary of the Company for breach of any fiduciary duty as a stockholder, director of the Company solely by reason of the fact that such Identified Person pursues or acquires such Relevant Corporate Opportunity for itself or offers or directs such Relevant Corporate Opportunity to another Person.  To the fullest extent permitted by law, the Company hereby waives any claim against any Identified Person, and agrees to indemnify all Identified Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could in any way limit any Identified Person from pursuing or engaging in any Relevant Corporate Opportunity.

(b)                     The Company does not renounce its interest in any Relevant Corporate Opportunity presented to any Holder if such Relevant Corporate Opportunity is expressly presented to such person solely in his or her capacity as a member of the Board of the Company, and the provisions of Section 3.4(a) shall not apply to any such Relevant Corporate Opportunity.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1.               Survival of Agreement; Term.  This Agreement shall terminate upon a Qualified Public Offering.

SECTION 4.2.               Notices.  All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given on the date received by the party to be notified as set forth below if (i) personally delivered, (ii) delivered by facsimile transmission with written confirmation and a copy sent by overnight courier, (iii) mailed by certified or registered mail, postage prepaid and return receipt requested, or (iv) deposited with a national overnight delivery service, postage prepaid and with next Business Day delivery guaranteed; in each case, as follows:

(a)                     in the case of any Holder not an initial signatory to this Agreement, to such Holder at its address set forth on the Joinder Agreement executed by such Holder;

(b)                     in the case of the Company, to:

Alion Science and Technology Corporation

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

Attention:    Kevin Boyle, Esq., General Counsel

Facsimile:  (703) 734-6901

Email: kboyle@alionscience.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

1600 Tysons Boulevard

McLean, VA 22102

Facsimile: (703) 720-8610

Attn: David S. Cole, Esq.

(c)                      in the case of the ESOP Trust, to:

Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust

c/o State Street Bank and Trust Company, as Trustee

of the ESOP

One Lincoln Street

State Street Financial Center

Boston, Massachusetts 02111

Attention: Monet Ewing

Facsimile: (617) 946-9434

Email: monet.ewing@ssga.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222-2613

Facsimile: (412) 355-6501

Attn: Charles R. Smith, Esq.

Such notice information may be changed by notice to the other Parties in accordance with this Section 4.2.

SECTION 4.3.               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

SECTION 4.4.               Entire Agreement.  This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the parties hereto (and their Affiliates) with respect to the subject matter hereof and contains the entire understanding of the parties with respect to the subject matter hereof.

SECTION 4.5.               Amendment and Waiver.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Requisite Holders and the ESOP Trust, and, in the case of Section 2.2 and this Section 4.5, the Required Warrant Holders (as defined in the Warrant Agreement).  Notwithstanding the foregoing, any provision of this Agreement may be waived on behalf of any or all Holders with the approval of the Requisite Holders.

SECTION 4.6.               No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; provided, however, that each Warrant Holder shall be an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement applicable to such Warrant Holder.

SECTION 4.7.               Additional Holders.  In connection with the sale or issuance of any additional Common Equivalent Shares or Convertible Securities, the Company shall require the recipient of such securities, if such recipient is not a Holder, to execute the Joinder Agreement as a condition to being sold or issued such Common Equivalent Shares or Convertible Securities.

SECTION 4.8.               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 4.9.               Further Assurances.  Each Holder shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

SECTION 4.10.        ESOP and ESOP Plan Documents.  Neither the Company nor the ESOP Trust shall amend, supplement, restate or otherwise modify or alter the ESOP or the ESOP Plan Documents unless such amendment, supplement, restatement, modification or alteration (x) is not inconsistent with the terms of this Agreement and the other Transaction Documents or (y) is required by Applicable Law or Internal Revenue Service guidance or procedures; provided, however, that to the extent any amendment, supplement, restatement, modification or alteration of the ESOP or the ESOP Plan Documents required by Applicable Law results in the ESOP or the ESOP Plan Documents being inconsistent with the terms of this Agreement or any of the Transaction Documents, the Company and the ESOP Trust agree that they will use commercially reasonable efforts to minimize or eliminate such inconsistency, to the fullest extent permitted by Applicable Law.

SECTION 4.11.        Governing Law; Consent to Jurisdiction and Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to a contract executed and performed in such State, without giving effect to its conflicts of law doctrines that would require the application of the law of another jurisdiction.  Each party hereby submits to the exclusive jurisdiction of the United States District Court located in New Castle County, Delaware or any court of the State of Delaware and any judicial proceeding brought against any of the parties on any dispute arising out of this

Agreement or any matter related hereto shall be brought in such courts.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address specified in Section 4.2, or in any other manner permitted by law.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 4.12.        Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties to this Agreement fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.  The parties hereby waive, and cause their respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder.

SECTION 4.13.        Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

SECTION 4.14.        Recapitalization, etc.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, the Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of Shares or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto and the holders of Warrants under this Agreement.

SECTION 4.15.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

ALION SCIENCE AND TECHNOLOGY CORPORATION,

by
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, as ESOP Trustee on behalf of the ESOP Trust,

by
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Schedule I

Capitalization Table

Stockholder Name	Number of Shares of Common Stock

Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust c/o State Street Bank and Trust Company, as Trustee of the ESOP One Lincoln Street State Street Financial Center Boston, Massachusetts 02111	7,543,737

[Signature Page to Stockholders’ Agreement]

Exhibit A

JOINDER AGREEMENT

Reference is hereby made to the Stockholders’ Agreement, dated as of [        ] (as the same has been and may be amended, amended and restated, supplemented or modified from time to time, the “Stockholders’ Agreement”), among Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and each of the holders of the Company whose name appears on the signature pages thereto or who have executed the Joinder Agreement.

By executing this Joinder Agreement, the undersigned signatory agrees to become a party to and to be bound by the terms and provisions of the Stockholders’ Agreement as a Holder (as defined in the Stockholders’ Agreement) and to have the rights and be subject to the restrictions, conditions and obligations of a Holder set forth in the Stockholders’ Agreement.  This Joinder Agreement shall take effect and shall become a part of said Stockholders’ Agreement as of the date this Joinder Agreement is acknowledged and accepted by the Company.

[NAME OF NEW HOLDER]

By:

Name:
Title:
Address:

Email:

Acknowledged and accepted on this [•] day of [•], [•] by:

Alion Science and Technology Corporation

By:

Name:
Title:

Exhibit B

SPOUSAL ACKNOWLEDGEMENT

The undersigned is fully aware of, understands and fully consents and agrees to the provisions of the Stockholders’ Agreement, dated as of [        ] (as the same has been and may be amended, amended and restated, supplemented or modified from time to time, the “Stockholders’ Agreement”), among Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and each of the holders of the Company whose name appears on the signature pages thereto or who have executed the Joinder Agreement, and its binding effect upon any community property interests or similar marital property interests in the Shares the undersigned may now or hereafter own, and agrees that the termination of the undersigned’s marital relationship with any Holder for any reason shall not have the effect of removing any Shares otherwise subject to this Agreement from the terms of this Agreement and that the undersigned’s awareness, understanding, consent and agreement are evidenced by the execution hereof.

Name: